UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11430	25-1190717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, New York, NY	10017-6707
(Address of principal executive offices)	(Zip Code)

(212) 878-1800
(Registrant's telephone number, including area code)

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.10 par value	MTX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07 Submission of a Matter to a Vote of Security Holders.

On May 15, 2019, the Annual Meeting of Shareholders of Minerals Technologies Inc. was held.  A total of 34,011,843 shares were represented in person or by proxy, or 96.53% of the eligible voting shares.  The matters voted upon and the final results of the vote were as follows:

Item 1.  The nominees for election to the Board of Directors named in the Company’s 2019 Proxy Statement were elected for three-year terms based upon the following votes:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Douglas T. Dietrich	33,072,828	290,207	9,636	639,172
Carolyn K. Pittman	32,825,579	529,430	17,662	639,172
Donald C. Winter	32,816,100	536,877	19,694	639,172

Item 2.  The proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the 2019 fiscal year received the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
33,725,743	275,552	10,548	N/A

Item 3.  The proposal to approve, on an advisory basis, the 2018 compensation of the Company’s named executive officers received the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
32,391,818	948,303	32,550	639,172

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ Thomas J. Meek
	Name:	Thomas J. Meek
	Title:	Senior Vice President, General Counsel, Human Resources, Secretary and Chief Compliance Officer

Date: May 17, 2019